                  Confidential, For Use of The Commission Only
                            SCHEDULE 14A INFORMATION
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     ORCHARD SUPPLY HARDWARE STORES CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                     ORCHARD SUPPLY HARDWARE STORES CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     * Set forth the amount on which the filing fee is calculated and state how it was determined.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        $125
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        PRELIMINARY PROXY STATEMENT
        ------------------------------------------------------------------------
     3) Filing Party:
        ORCHARD SUPPLY HARDWARE STORES CORPORATION
        ------------------------------------------------------------------------
     4) Date Filed:
        MARCH 30, 1994
        ------------------------------------------------------------------------

                   ORCHARD SUPPLY HARDWARE STORES CORPORATION
                                6450 VIA DEL ORO
                           SAN JOSE, CALIFORNIA 95119
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1994

TO THE STOCKHOLDERS OF ORCHARD SUPPLY HARDWARE STORES CORPORATION

    The 1994 Annual Meeting of Stockholders (the "1994 Annual Meeting") of Orchard Supply Hardware Stores Corporation (the "Company") will be held at 2:00 p.m., Pacific Time, on Friday, May 20, 1994 at The Fairmont Hotel, 170 South Market Street, San Jose, California 95113, for the following purposes:

    1. To elect eight Directors of the Company to serve until the next Annual Meeting of stockholders and until their respective successors are elected and qualified.

    2. To approve an amendment to Article Fourth of the Certificate of Incorporation of the Company to increase the number of shares of capital stock and common stock that the Company is authorized to issue to 18,000,000 shares and 16,000,000 shares, respectively.

    3.  To approve the 1993 Stock Option Plan.

    4. To ratify the appointment of Arthur Andersen & Co. as the Company's independent auditors for the fiscal year ending January 29, 1995.

    5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the holders of record of shares of the Company's Common Stock at the close of business on April 7, 1994 will be entitled to notice of and to vote at the 1994 Annual Meeting or any adjournment or postponement thereof.

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended January 30, 1994 is being mailed with this Notice but is not to be considered part of the proxy soliciting material.

                                          By Order of the Board of Directors

                                          MICHAEL SEDA
                                          SECRETARY
San Jose, California
April 13, 1994

    YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.
                            ------------------------

    REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO MICHAEL SEDA, CORPORATE SECRETARY, AT THE OFFICES OF THE COMPANY, 6450 VIA DEL ORO, SAN JOSE, CALIFORNIA 95119.

                   ORCHARD SUPPLY HARDWARE STORES CORPORATION
                                6450 VIA DEL ORO
                           SAN JOSE, CALIFORNIA 95119

                            ------------------------

                                PROXY STATEMENT
                      1994 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1994

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Orchard Supply Hardware Stores Corporation, a Delaware corporation (the "Company"), for use at the 1994 Annual Meeting of Stockholders (the "1994 Annual Meeting") to be held at 2:00 p.m., Pacific Time, on Friday, May 20, 1994 at The Fairmont Hotel, 170 South Market Street, San Jose, California 95113, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 1994 Annual Meeting were mailed or delivered to the stockholders of the Company on or about April 13, 1994.

MATTERS TO BE CONSIDERED

    The 1994 Annual Meeting has been called to (1) elect eight Directors of the Company to serve until the next Annual Meeting of stockholders and until their respective successors are elected and qualified, (2) approve an amendment to Article Fourth of the Certificate of Incorporation of the Company to increase the number of shares of capital stock and common stock, $.01 par value per share ("Common Stock"), that the Company is authorized to issue to 18,000,000 shares and 16,000,000 shares, respectively, (3) approve the adoption of the 1993 Stock Option Plan, (4) ratify the appointment of Arthur Andersen & Co. as the Company's independent auditors for the fiscal year ending January 29, 1995 ("fiscal 1994") and (5) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING

    The Board has fixed the close of business on April 7, 1994 as the record date (the "Record Date") for the determination of the holders of Common Stock entitled to vote at the 1994 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were outstanding 6,982,981 shares of the Company's Common Stock.

QUORUM AND VOTING REQUIREMENTS

    The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the 1994 Annual Meeting. As to all matters, each holder of Common Stock is entitled to one vote for each share of Common Stock held. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Director nominees who receive the greatest number of votes at the 1994 Annual Meeting will be elected to the Board of the Company. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect. In matters other than the election of Directors, abstentions are counted as votes against in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    All proxies which are properly completed, signed and returned prior to the 1994 Annual Meeting will be voted. Any proxy given by a stockholder may be revoked at any time before it is exercised, by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy bearing a later date or by the stockholder attending the 1994 Annual Meeting and expressing a desire to vote his or her shares in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's capital stock as of February 28, 1994 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company's capital stock, (ii) each Director and nominee for Director, (iii) the President and Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and (iv) all Directors and executive officers as a group:

                                                                                              AMOUNT
                                                                                            BENEFICIALLY   PERCENT
          TITLE OF CLASS                         NAME OF BENEFICIAL OWNER(1)                  OWNED       OF CLASS
- ----------------------------------  ------------------------------------------------------  ----------  ------------
Common Stock                        Freeman Spogli & Co.(2)(3)............................   3,979,043        48.2%
                                    Janus Capital Corporation(4)..........................     531,935         7.6%
                                    Maynard Jenkins(5)....................................      44,338       *
                                    Brad R. Tukey.........................................      --           --
                                    Stephen M. Hilberg(6).................................      18,170       *
                                    Robert A. Lewis(6)....................................      32,170       *
                                    Joseph A. DiRocco.....................................       6,000       *
                                    Bradford M. Freeman(2)(3).............................      --           --
                                    Morton Godlas.........................................         500       *
                                    J. Frederick Simmons(2)(3)............................      --           --
                                    Ronald P. Spogli(2)(3)................................      --           --
                                    William E. Walsh......................................      --           --
                                    William M. Wardlaw(2)(3)..............................      --           --
                                    Directors and Executive Officers as a Group
                                    (15 persons)(2)(3)(7).................................   4,108,833        49.6%
6% Cumulative Convertible           Freeman Spogli Holdings, Inc.(3)......................     800,000         100%
 Preferred Stock

- ------------
 *   Less than 1%
(1) Except as otherwise indicated below, the persons named have sole voting power and investment power with respect to all shares of capital stock shown as beneficially owned by them, subject to community property laws where applicable.
(2) 2,699,043 shares of Common Stock are held of record by FS Equity Partners II, L.P. ("FSEP II"). As general partner of FSEP II, Freeman Spogli & Co. ("FS&Co.") has the sole power to vote and dispose of such shares. Messrs. Freeman, Simmons, Spogli and Wardlaw, each of whom is a Director of the Company, and John M. Roth are general partners of FS&Co., and as such may be deemed to be the beneficial owners of the shares of the Company's capital stock indicated as beneficially owned by FS&Co. The business address of FS&Co., its general partners and FSEP II is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.
(3)  On February  25, 1994  the Company  sold 800,000  shares of  6%  Cumulative
     Convertible Preferred Stock, $.01 par value per share ("Convertible Preferred Stock"), to FS Equity Partners III, L.P. ("FSEP III"). The Convertible Preferred Stock consists of two series: 325,000 shares of Convertible Preferred Stock, Series 1 (the "Series 1 Preferred Stock") now convertible into 520,000 shares of Common Stock and 475,000 shares of Convertible Preferred Stock, Series 2 (the "Series 2 Preferred Stock") convertible into 760,000 shares of Common Stock upon approval by the stockholders of an increase in the number of shares of capital stock and Common Stock that the Company is authorized to issue. See "Proposal 2." As general partner of FS Capital Partners, L.P. ("FS Capital"), which is general partner of FSEP III, Freeman Spogli Holdings, Inc. ("FSHI") has the sole power to vote and dispose of such shares. Messrs. Freeman, Simmons, Spogli and Wardlaw, each of whom is a Director of the Company, and John M. Roth are the sole directors, officers and shareholders of FSHI, and as such may be deemed to be the beneficial owners of the shares of the Company's capital stock indicated as beneficially owned by FSHI.

     In addition,  FS&Co.,  an  affiliate of  FSHI,  may  be deemed  to  be  the beneficial  owner  of such  shares. The  business address  of FSEP  III, FS
     Capital, FSHI and its  sole directors, officers  and shareholders is  11100
     Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.
(4)  As  reported in a Schedule  13G dated February 11,  1994 filed jointly with the Securities and Exchange Commission (the "Commission") by Janus  Capital
     Corporation ("Janus"), Kansas City Southern Industries ("KCSI"), and Thomas
     H.  Bailey, Janus has claimed shared  voting and dispositive power and full beneficial  ownership  with  respect  to  all  such  shares.  Janus  is  an investment  advisor registered under Section 203 of the Investment Advisors
     Act of 1940.
(5)  35,920 shares of Common Stock are held by Maynard L. Jenkins, Jr. and Susan
     M. Jenkins, Co-Trustees under the Living Trust dated November 10, 1988. The amount stated  includes 8,418  shares of  Common Stock  covered by  options which are exercisable within the next 60 days.
(6)  The  amount stated includes 4,210 shares of Common Stock covered by options which are exercisable within the next 60 days.
(7)  The amount stated includes 23,012 shares of Common Stock covered by options which are exercisable within the next 60 days.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

    Eight Directors are to be elected at the 1994 Annual Meeting to serve until the next Annual Meeting of stockholders and until their respective successors have been elected and qualified. In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of the persons listed below. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Company. Management has no present knowledge that any of the persons named will be unavailable to serve.

    No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

INFORMATION CONCERNING INCUMBENT DIRECTORS AND NOMINEES TO BOARD OF DIRECTORS

    Information is set forth below concerning the incumbent Directors, all of whom are also nominees for election as Directors, and the year in which each Director was first elected as a Director of the Company. Each nominee has furnished the information as to his beneficial ownership of Common Stock and Convertible Preferred Stock as of February 28, 1994 and, if not employed by the Company, the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director if elected.

                                                                                                                DIRECTOR
              NAME               AGE                         POSITION WITH THE COMPANY                           SINCE
   ---------------------------   ---   ----------------------------------------------------------------------   --------
   Maynard Jenkins                51   President, Chief Executive Officer and Director                            1989
   Stephen M. Hilberg             50   Vice President-Finance, Chief Financial Officer and Director               1989
   Bradford M. Freeman*+          52   Director                                                                   1989
   Morton Godlas*+                71   Director                                                                   1993
   J. Frederick Simmons*          39   Director                                                                   1989
   Ronald P. Spogli*+             46   Director                                                                   1989
   William E. Walsh               62   Director                                                                   1993
   William M. Wardlaw+            47   Director                                                                   1989

- ------------
*    Member of the Compensation Committee.
+    Member of the Audit Committee.

    Mr. Jenkins has served as President and Chief Executive Officer of the Company since 1986. Before joining the Company, Mr. Jenkins served as the President and Chief Operating Officer of Pay 'n Save drug stores. Mr. Jenkins serves on the advisory board of Malsham Group, Inc., a Canadian subsidiary of Molson Companies, Ltd.

    Mr. Hilberg has served as Chief Financial Officer and Vice President-Finance of the Company since 1981. From 1978 to 1981, Mr. Hilberg served as the Corporate Controller of Franklin Stores.

    Mr. Freeman is a founding partner of FS&Co., which was founded in 1983. Mr. Freeman is also a member of the Board of Directors of Duff & Phelps Corporation and Buttrey Food and Drug Stores Company.

    Mr. Godlas is a management consultant with more than 45 years of retail experience. Since 1982, Mr. Godlas has been President and Chief Executive Officer of M. Godlas, Inc., a retail consulting firm. From 1978 to 1982, Mr. Godlas was Corporate Senior Vice President-General Merchandise at Lucky Stores, Inc.

    Mr. Simmons joined FS&Co. in 1986 and became a general partner in January 1991. Mr. Simmons is also a member of the Board of Directors of Buttrey Food and Drug Stores Company, Purity Supreme, Inc. and EnviroSource, Inc.

    Mr. Spogli is a founding partner of FS&Co., which was founded in 1983. Mr. Spogli is the Chairman of the Board and a Director of EnviroSource, Inc. Mr. Spogli also serves on the Board of Directors of Mac Frugal's Bargains - Close-Outs Inc., Buttrey Food and Drug Stores Company and Purity Supreme, Inc. and on the Board of Representatives of Brylane, L.P.

    Mr. Walsh has been Head Coach of the Stanford University football team since 1992 and was head coach of the San Francisco 49ers from 1979 to 1989. From 1989 to 1992, Mr. Walsh served as an analyst for NBC television. Mr. Walsh is also a member of the Board of Directors of American Building Maintenance, Inc.

    Mr. Wardlaw joined FS&Co. in March 1988 and became a general partner in January 1991. Mr. Wardlaw is also a member of the Board of Directors of Buttrey Food and Drug Stores Company, Purity Supreme, Inc. and EnviroSource, Inc.

                             THE BOARD OF DIRECTORS

COMMITTEES

    The standing committees of the Board are the Audit Committee (the "Audit Committee") and the Compensation Committee (the "Compensation Committee"). The Audit Committee, which presently consists of Messrs. Freeman, Godlas, Spogli and Wardlaw, met once during the fiscal year ended January 30, 1994 ("fiscal 1993"). The Compensation Committee, which presently consists of Messrs. Freeman, Godlas, Simmons and Spogli, met once during fiscal 1993.

    The Audit Committee recommends to the Board the engagement or discharge of the Company's independent auditors; reviews with the independent auditors the scope, timing and plan for the annual audit, any non-audit services and the fees for audit and other services; reviews outstanding accounting and auditing issues with the independent auditors; and supervises or conducts such additional projects as may be relevant to its duties. The Audit Committee is also responsible for reviewing and making recommendations with respect to the Company's financial condition, its financial controls and accounting practices and procedures.

    The Compensation Committee recommends to the Board compensation policies and guidelines for the Company's executives and oversees the granting of incentive compensation, if any, to such persons. The Compensation Committee also administers the Company's bonus and stock option plans. See "Report of the Compensation Committee of the Board of Directors."

MEETINGS AND REMUNERATION

    During fiscal 1993, the Board held five meetings and took various actions by written consent. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during fiscal 1993 and
(ii) the total number of meetings held by all committees of the Board during that period within which he was a Director or member of such committee of the Board.

    Each Director is elected to hold office until the next Annual Meeting of stockholders and until his respective successor is elected and qualified. Except for Messrs. Godlas and Walsh, Directors do not receive compensation for service on the Board or any committee of the Board. All Directors are reimbursed for their out-of-pocket expenses in serving on the Board and any committee of the Board. Messrs. Godlas and Walsh receive $2,500 for each regular Board meeting attended and $1,500 for each special Board meeting attended. The Company has adopted a stock option plan for outside directors. See "1993 Non-Employee Directors Stock Option Plan."

1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

    Non-employee Directors of the Company, excluding Directors who are affiliated with FS&Co., are eligible to participate in the 1993 Non-Employee Directors Stock Option Plan (the "Non-Employee Directors Plan"). Participants in the Non-Employee Directors Plan may be granted options to purchase shares of the Company's Common Stock at a purchase price determined by the Compensation Committee. Options granted under the Non-Employee Directors Plan are not intended to qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In no event shall such purchase price be less than 85% of the fair market value of the underlying shares at the time the option is granted, or less than 110% of the fair market value in the case of any participant who owns capital stock possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or its subsidiaries. Up to 10,000 shares of the Company's Common Stock may be issued under the Non-Employee Directors Plan upon the exercise of options granted thereunder, which options vest and become exercisable in annual installments of 20% per year over five years. As of February 28, 1994, options covering 10,000 shares of Common Stock had been granted under the Non-Employee Directors Plan, none of which had been exercised.

             EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

    Set forth in the table below are the names, ages and current offices held by all executive officers of the Company.

                                                                                                      EXECUTIVE
                                                                                                       OFFICER
              NAME               AGE                    POSITION WITH THE COMPANY                       SINCE
   ---------------------------   ---   ------------------------------------------------------------   ---------
   Maynard Jenkins               51    President, Chief Executive Officer and Director                  1986
   Brad R. Tukey                 47    Executive Vice President                                         1993
   Stephen M. Hilberg            50    Vice President-Finance, Chief Financial Officer and Director     1981
   William G. Collard            56    Vice President-Distribution                                      1979
   Joseph A. DiRocco             44    Vice President-Marketing                                         1985
   Robert A. Lewis               48    Vice  President-Purchasing  and General  Merchandise Manager     1979
   Carolyn J. McInnes            49    Vice President-Human Resources                                   1986
   Lee Nemechek                  60    Vice President-Stores                                            1990

    Executive officers of the Company are elected by and serve at the discretion of the Board. Other than Mr. Jenkins, no arrangement exists between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an executive officer. See "Employment Agreement." None of the executive officers has any family relationship to any nominee for Director or to any other executive officer of the Company. Set forth below is a brief description of the business experience for the previous five years of all executive officers except Messrs. Jenkins and Hilberg. See "Information Concerning Incumbent Directors and Nominees to Board of Directors."

    Mr. Tukey has served as Executive Vice President since July 1993. Mr. Tukey served as Vice President-Marketing, Merchandising and Advertising for Standard Brands Paint Company from 1992 to 1993, consultant to Price Club and Sol Price Companies from 1991 to 1992 and as President and Chief Executive Officer of HQ Office Supplies Warehouse, Inc. from 1988 to 1990. Merchandising, marketing, real estate and store planning report to Mr. Tukey.

    Mr. Collard has served as Vice President-Distribution of the Company since 1986. Mr. Collard joined the Company in 1979 and has over 30 years of warehousing and distribution experience. Prior to joining the Company, Mr. Collard served for seven years as the Operations Supervisor for Fleming Foods and for nine years as the Warehouse Foreman for Louis Stores. Mr. Collard is currently responsible for the Company's warehouse and distribution activities.

    Mr. DiRocco has served as Vice President-Marketing of the Company since 1986. From 1983 to May 1986, Mr. DiRocco worked in the marketing and advertising departments of the Company. Mr. DiRocco joined the Company in 1983 and has over 15 years of marketing experience in the retail industry.

    Mr. Lewis has served as Vice President-Purchasing and General Merchandise Manager of the Company since 1979. Mr. Lewis began his career at the Company in 1961 and is responsible for all aspects of the Company's merchandising and buying program.

    Ms. McInnes has served as Vice President-Human Resources of the Company since 1986. Ms. McInnes joined the Company in 1979 as Director of Training. She is responsible for all of the Company's training, personnel, wage and benefits related matters.

    Mr. Nemechek joined the Company in March 1987 as a Regional Manager and was promoted to Vice President-Stores in July 1990. Prior to joining the Company, Mr. Nemechek had over 30 years of experience in grocery and general merchandise retailing. Mr. Nemechek is responsible for all aspects of store operations.

COMPENSATION

    The following table sets forth information concerning the annual and long term compensation for services in all capacities to the Company paid or accrued by the Company to the President and Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company for each of the fiscal years in the three year period ended January 30, 1994:

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                                                     ------------------------------------
                                                                             OTHER ANNUAL
                   NAME AND                          SALARY       BONUS      COMPENSATION
             PRINCIPAL POSITIONS              YEAR     ($)      ($)(1)(2)       ($)(3)
   ----------------------------------------   ----   -------   -----------   ------------
   Maynard Jenkins.........................   1993   318,000       330,701      --
     President and Chief Executive Officer    1992   299,578       286,747      --
                                              1991   293,000       --           --
   Brad R. Tukey(6)........................   1993    86,442        38,667      --
     Executive Vice President                 1992     --          --           --
                                              1991     --          --           --
   Stephen M. Hilberg......................   1993   119,054        43,504      --
     Vice President-Finance and Chief         1992   117,484        39,287      --
      Financial Officer                       1991   115,000       --           --
   Robert A. Lewis.........................   1993   102,319        37,470      --
     Vice President-Purchasing and General    1992   101,923        34,623      --
      Merchandise Manager                     1991   100,000       --           --
   Joseph A. DiRocco.......................   1993    93,692        34,292      --
     Vice President-Marketing                 1992    92,704        31,860      --
                                              1991    91,000       --           --

                                                   LONG TERM COMPENSATION
                                              ---------------------------------

                                                      AWARDS
                                              -----------------------
                                                           SECURITIES   PAYOUTS
                                              RESTRICTED   UNDERLYING   -------
                                                STOCK       OPTIONS/     LTIP      ALL OTHER
                   NAME AND                     AWARDS        SARS      PAYOUTS   COMPENSATION
             PRINCIPAL POSITIONS                 ($)         (#)(4)       ($)      ($)(3)(5)
   ----------------------------------------   ----------   ----------   -------   ------------
   Maynard Jenkins.........................          0         7,500         0         18,795
     President and Chief Executive Officer           0        12,045         0         23,597
                                                     0        --             0        --
   Brad R. Tukey(6)........................          0         5,500         0          3,567
     Executive Vice President                        0        --             0        --
                                                     0        --             0        --
   Stephen M. Hilberg......................          0         4,500         0         13,353
     Vice President-Finance and Chief                0        --             0         10,741
      Financial Officer                              0        --             0        --
   Robert A. Lewis.........................          0         3,000         0         10,577
     Vice President-Purchasing and General           0        --             0          8,959
      Merchandise Manager                            0        --             0        --
   Joseph A. DiRocco.......................          0         3,000         0         14,989
     Vice President-Marketing                        0        --             0         12,839
                                                     0        --             0        --

- ---------------
(1) Amounts shown include compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.
(2) Represents payments made to executive officers pursuant to the Company's Performance Bonus Plan and $100,000 bonuses paid to Maynard Jenkins for fiscal 1992 and fiscal 1993 pursuant to his employment agreement. See "Employment Agreement."
(3) In accordance with the transitional provisions of the new executive compensation disclosure rules adopted by the Commission, amounts of Other Annual Compensation and All Other Compensation for fiscal 1991 are excluded from this table.
(4) Represents options granted under the 1993 Plan (as defined below) with the exception of options to purchase 12,045 shares of Common Stock made outside any stock option plan to Maynard Jenkins on April 15, 1992 pursuant to a Nonqualified Stock Option Agreement.
(5) Represents matching contributions to 401(k) retirement plan, profit-sharing payments, supplemental income bonus, automobile allowance and payments made toward group life insurance on behalf of executive officers.
(6)  Mr. Tukey joined the Company in July 1993.

EMPLOYMENT AGREEMENT

    Mr. Jenkins is party to an employment agreement which provides for a base annual salary of not less than $275,000 per year and bonuses and fringe benefits determined from time to time by the Company. In April 1992, Mr. Jenkins' employment agreement was amended to provide for an additional $100,000 bonus to be paid to him annually. Except in the event of termination of employment for cause, death or disability, the current term of Mr. Jenkins' employment agreement will expire on December 31, 1995. The employment agreement shall automatically renew for a two year term on each expiration date until notice of termination is given by the Company. Upon termination of employment for death or disability, Mr. Jenkins is entitled to a severance payment equal to six months of his salary. Upon termination of employment other than for cause, death or disability, Mr. Jenkins is entitled to a severance payment consisting of two years' base salary, the target bonus applicable to the earning year in progress at the date of termination and the $100,000 bonus for the year in progress at the date of termination. See "Performance Bonus."

AMENDED 1989 NONQUALIFIED STOCK OPTION PLAN

    Officers and employees, including Directors who are officers or employees, of the Company are eligible to participate in the Amended 1989 Nonqualified Stock Option Plan (the "1989 Plan"). Only officers and employees who do not own capital stock possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company are eligible to receive grants of options under the 1989 Plan. Under the 1989 Plan, participants may be granted options to purchase shares of the Company's Common Stock at a purchase price determined by the Compensation Committee. In no event shall such purchase price be less than the fair market value of the underlying shares at the time the option is granted. Options granted under the 1989 Plan are not intended to qualify for treatment as incentive stock options under Section 422 of the Code. Up to 60,000 shares of the Company's Common Stock may be issued under the 1989 Plan upon the exercise of options granted thereunder. As of February 28, 1994, options covering 43,040 shares of Common Stock were outstanding under the 1989 Plan, and options to purchase 7,505 shares of Common Stock had been exercised.

    Options granted under the  1989 Plan terminate at  the earliest to occur  of
(i) 90 days after the participant's termination of employment by the Company (unless such termination results from the participant's death or disability, or the participant dies within 90 days after such termination of employment, in which case, the option shall terminate 180 days after the date of the participant's termination of employment); (ii) ten years from the date of grant; or (iii) on the effective date of a dissolution, liquidation or sale of all of the business, properties and assets of the Company or upon certain reorganizations, mergers or consolidations.

    Options granted under the 1989 Plan vest and become exercisable in annual installments of 20% per year over five years. Upon the occurrence of certain mergers, consolidations, business combinations, asset sales, tender offers, exchange offers or liquidations involving the Company (an "Extraordinary Corporate Event"), the vesting of any outstanding option will be accelerated and each outstanding option (and any portion thereof) will become immediately and fully exercisable. Upon the occurrence of any event other than an Extraordinary Corporate Event, the Compensation Committee may, in its sole discretion, elect to accelerate the vesting of all or any portion of the options then outstanding.

    Under the 1989 Plan, any time prior to four years after the date of grant of an option, the Company has the option to repurchase all of the shares of Common Stock acquired by the participant upon the exercise of such option for a period of 90 days after the date of termination of the participant due to retirement, voluntary resignation, or dismissal, with or without cause (but excluding death or disability). The purchase price for such repurchased shares shall equal the greater of $8.33 or their fair market value as determined by the Compensation Committee. In addition, the Company has a right of first refusal in the event a participant proposes to sell any shares purchased upon exercise of such participant's options. After the termination of a participant's employment, the options may be exercised only with respect to that number of shares of Common Stock which could have been purchased upon exercise of the options at the time of the termination of such employment.

1993 STOCK OPTION PLAN

    Officers and key employees, including Directors who are officers or employees, of the Company who are chosen by the Compensation Committee are eligible to participate in the 1993 Stock Option Plan (the "1993 Plan"). A description of the material terms of the 1993 Plan is provided in "Proposal 3."

    The following table sets forth information concerning options granted to the President and Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company during fiscal 1993.

                              OPTION GRANTS TABLE

                                                        INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                     --------------------------------------------------------    VALUE AT ASSUMED
                                       NUMBER OF                                                 ANNUAL RATES OF
                                      SECURITIES       % OF TOTAL                                     STOCK
                                      UNDERLYING      OPTIONS/SARS                              PRICE APPRECIATION
                                     OPTIONS/SARS      GRANTED TO      EXERCISE OR               FOR OPTION TERM
                                      GRANTED(1)      EMPLOYEES IN     BASE PRICE   EXPIRATION --------------------
               NAME                       (#)          FISCAL YEAR       ($/SH)       DATE      5% ($)     10% ($)
- -----------------------------------  -------------  -----------------  -----------  ---------  ---------  ---------
Maynard Jenkins....................        7,500              7.9           17.10    11/19/03     80,656    204,397
Brad R. Tukey......................        5,500              5.8           17.10    11/19/03     59,148    149,891
Stephen M. Hilberg.................        4,500              4.7           17.10    11/19/03     48,393    122,638
Robert A. Lewis....................        3,000              3.1           17.10    11/19/03     32,262     81,759
Joseph A. DiRocco..................        3,000              3.1           17.10    11/19/03     32,262     81,759

- ------------
(1) All of the options set forth in the table above were granted pursuant to the 1993 Plan. For a discussion of the material terms of these options, see "Proposal 3."

    The following table sets forth information concerning the aggregate number of options exercised by the President and Chief Executive Officer and by each of the four other most highly compensated executive officers of the Company during fiscal 1993 and the aggregate number of outstanding options held by each such officer as of January 30, 1994.

                   OPTION EXERCISES AND YEAR END VALUE TABLE

                                                                         NUMBER OF SECURITIES
                                                                              UNDERLYING               VALUE OF UNEXERCISED
                                                                         UNEXERCISED OPTIONS/              IN-THE-MONEY
                                                                               SARS AT                   OPTIONS/SARS AT
                                                                         JANUARY 30, 1994(#)           JANUARY 30, 1994($)
                                                                         --------------------          --------------------
                                       SHARES ACQUIRED       VALUE           EXERCISABLE/                  EXERCISABLE/
               NAME                    ON EXERCISE(#)     REALIZED($)       UNEXERCISABLE                UNEXERCISABLE(1)
- -----------------------------------    ---------------    -----------    --------------------          --------------------
Maynard Jenkins....................         --               --                8,418/ 18,022                49,835/ 12,456
Brad R. Tukey......................         --               --                   --/ 5,500                     --/ --
Stephen M. Hilberg.................         --               --                4,210/ 5,552                 24,923/ 6,228
Robert A. Lewis....................         --               --                4,210/ 4,052                 24,923/ 6,228
Joseph A. DiRocco..................       4,210              --                   --/ 4,052                     --/ 6,228

- ------------
(1) Value is determined by subtracting the exercise price from the fair market value (the closing price for the Company's Common Stock as reported on the Nasdaq National Market as of January 28, 1994 ($14.25 per share)) and multiplying the resulting number by the number of underlying shares of Common Stock.

EMPLOYEE STOCK SUBSCRIPTION PLAN

    In connection with the transaction in May 1989, organized by FS&Co., in which the Company acquired certain assets and liabilities of its predecessor company, the Orchard Supply Hardware division of Wickes Companies Inc., the Board adopted the 1989 Employee Stock Subscription Plan, as amended on August 7, 1989 and June 11, 1991 (as amended, the "Subscription Plan") pursuant to which an aggregate of 97,200 shares of Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock") and

58,320 shares of Common Stock were issued, at a purchase price of $10.00 and $8.33 per share, respectively, to management and certain other key employees of the Company. Immediately after the Company's initial public offering in April 1993, the Company reclassified all of its shares of Series A Preferred Stock into shares of Common Stock (the "Reclassification"). All of the shares were purchased pursuant to Subscription Agreements which provide that one-fifth of the shares of Common Stock purchased were deemed "vested" upon purchase, with the remainder vesting in four equal annual installments. All of the shares of Series A Preferred Stock were deemed vested upon purchase. If a purchaser's employment with the Company is terminated prior to the fourth anniversary of the date of purchase, the Company retains the right to repurchase all unvested shares at their original purchase price. Except for certain permitted transfers to family members, upon death or pursuant to a registered public offering, no shares may be sold or transferred prior to the fourth anniversary of the date of purchase. As of February 28, 1994, an aggregate of 145,209 shares of Common Stock were outstanding under the Subscription Plan.

    Members of management and employees may elect to pay a portion of the purchase price for their shares purchased under the Subscription Plan through the delivery of full recourse promissory notes, bearing interest at the rate designated by Bankers Trust Company as its prime rate, as adjusted from time to time. Accrued interest on the promissory notes is payable quarterly, and the principal balance of, including all accrued and unpaid interest on, the promissory notes is payable in full at maturity. For the participants electing to deliver promissory notes, their shares are pledged to the Company to secure payment of the notes. As of February 28, 1994, promissory notes in the aggregate amount of $170,155 remained outstanding to the Company by management and employees.

    After giving effect to the Reclassification, the following executive officers of the Company have acquired the number of shares of Common Stock set forth after their names pursuant to the Subscription Plan: Maynard Jenkins, 35,920 shares; Stephen M. Hilberg, 17,960 shares; Joseph A. DiRocco, 17,960 shares; Robert A. Lewis, 17,960 shares; Carolyn J. McInnes, 11,972 shares; William G. Collard, 11,972 shares; and Lee Nemechek, 2,394 shares. For Messrs. Hilberg, DiRocco and Nemechek and Ms. McInnes, $50,000, $75,000, $10,000 and $30,000 of their purchase price, respectively, was financed through the delivery of promissory notes. All of such notes with the exception of Mr. Nemechek's have been repaid. After giving effect to the Reclassification, in addition to the preceding eight executive officers, 83 other employees of the Company acquired 55,880 shares of Common Stock of the Company pursuant to the Subscription Plan.

RETIREMENT AND PROFIT SHARING PLANS

    All of the Company's salaried and hourly employees over 21 years of age are eligible to participate in the Company's Your Employee Savings Plus Plan, or YES Plus Plan, after one year of employment. The YES Plus Plan allows eligible employees to invest up to 6% of their pre-tax compensation and an additional 6% of after-tax compensation. All amounts contributed by the employee are immediately fully vested. The Company matches 50% of employee contributions to the YES Plus Plan up to a maximum employee contribution of 3% of the employee's compensation. In addition, the Company may, in its discretion, contribute amounts to a profit sharing pool which is then allocated to the accounts of all eligible employees based on their covered earnings. This contribution is determined yearly based on the Company's performance and profitability. The Company's contributions only vest after two years of service at which time such contributions are 40% vested. Thereafter, the contributions vest at a rate of 20% for each year so that the Company's contributions are fully vested after five years of service. Notwithstanding the foregoing, the Company's contributions immediately vest when the employee reaches 55 or upon the death or permanent disability of the employee while so employed.

PERFORMANCE BONUS

    The Company has instituted a bonus plan (the "Performance Bonus Plan") covering senior management (the President and seven Vice Presidents) which provides for annual bonus payments based upon the Company's performance against annually established target levels of "EBDIT" (earnings before depreciation, amortization of deferred charges, interest and income taxes) and "Free Cash Flow" (EBDIT minus capital expenditures and plus or minus the change in working capital). The amounts awarded each year are based on specified percentages of each person's salary upon the Company's attaining such target levels. In addition, if performance exceeds the target levels, senior management receives a percentage of the excess amount.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On February 25, 1994 the Company sold to FSEP III, an affiliate of FS&Co., 800,000 shares of Convertible Preferred Stock with an aggregate liquidation preference of $20.0 million, resulting in gross proceeds to the Company of $19.4 million. See "Security Ownership of Certain Beneficial Owners and Management."

    Immediately following consummation of the Company's initial public offering of 3,800,000 shares of Common Stock (the "Initial Public Offering") in April 1993, borrowings under the Company's revolving credit facility were used to pay $2.5 million of the accrued and unpaid dividends on its Series A Preferred Stock, which was owned by FSEP II, an affiliate of FS&Co., and management (including the executive officers set forth in the table under the caption "Executive Officers"). The remainder of the accrued and unpaid dividends totalling $10.8 million were paid in additional shares of Series A Preferred Stock. After payment of the Series A Preferred Stock dividends, the Company reclassified its Series A Preferred Stock into shares of Common Stock by amending its Certificate of Incorporation on the closing date of the Initial Public Offering.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Bradford M. Freeman, Morton Godlas, Ronald P. Spogli, J. Frederick Simmons and Maynard Jenkins, the President and Chief Executive Officer of the Company, served on the Compensation Committee during fiscal 1993. Mr. Jenkins resigned from the Compensation Committee on February 26, 1993. The Compensation Committee approved all option grants under the 1993 Plan following Mr. Jenkins' resignation. See "Proposal 3."

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board is comprised of Messrs. Freeman, Godlas, Simmons and Spogli. The Compensation Committee establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers, and administers the 1989 Plan, the Non-Employee Directors Plan and the 1993 Plan.

    As required by recently adopted rules designated to enhance the disclosure of the Company's executive compensation policies and practices, the following is the Compensation Committee's report submitted to the Board addressing the compensation of the Company's executive officers for fiscal 1993.

COMPENSATION POLICY

    The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives through the Performance Bonus Plan and (b) stock options through the 1989 Plan and the 1993 Plan. The Compensation Committee believes that cash compensation in the form of salary and bonus provides company executives with short term rewards for success in operations, and that long term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long term performance and success of the Company.

    BASE SALARY. For fiscal 1993, the Compensation Committee approved the base salary of the executive officers. In determining the base salary of each of the executive officers, the Company relied on information regarding salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses. In fiscal 1993, executive officers generally received raises in their annual base salary, with the largest raise of $18,422 going to the President and Chief Executive Officer. Raises in base salary reflected improved corporate performance and profitability.

    BONUSES. Annual incentives under the Performance Bonus Plan for the President and Chief Executive Officer and the other named executive officers are intended to reflect the Company's belief that management's contribution to stockholder returns (via increasing stock price) comes from maximizing earnings and the quality of those earnings. Awards under the Performance Bonus Plan are based on the attainment of annually established target levels of EBDIT and Free Cash Flow, and the target bonus is determined as a percentage of the recipient's base salary. For fiscal 1993, participants in the Performance Bonus Plan were assigned target bonus amounts ranging from 20% to 55% of the base salaries paid to such persons. The President and Chief Executive Officer receives bonuses under the Performance Bonus Plan based on the maximum of the above percentages. The varying percentages reflect the Compensation Committee's belief that, as an executive officer's duties and responsibilities in the Company increase, he or she will be increasingly responsible for the performance of the Company. Accordingly, a larger proportion of an executive officer's compensation should be incentive compensation. In addition, if performance exceeds the target levels of EBDIT and Free Cash Flow, senior management receives a percentage of the excess amount and if performance does not meet the specified performance targets, bonuses are reduced accordingly. For fiscal 1993, both the EBDIT and Free Cash Flow targets were exceeded, and the President and Chief Executive Officer and each of the four other most highly compensated executive officers received bonuses under the Performance Bonus Plan as described in the "Summary Compensation Table." The Compensation Committee is in the process of reviewing the targets used to determine bonuses under the Performance Bonus Plan.

    STOCK OPTIONS. In November 1993, the executive officers of the Company, including the President and Chief Executive Officer, as well as 100 other key employees of the Company were each granted options under the Company's 1993 Plan. The number of options that each executive officer or employee was granted was based primarily on the executive's or employee's ability to influence the Company's long term growth and profitability. The Compensation Committee believes that option grants afford a desirable long term compensation method because they closely ally the interests of management with stockholder value and that grants of options are the best way to directly link the financial interests of management with those of stockholders. The vesting provisions of options granted under the 1993 Plan are designed to encourage longevity of employment with the Company. See "Proposal 3."

COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

    The Compensation Committee believes that the compensation of the President and Chief Executive Officer should be heavily influenced by Company performance. Therefore, although there is necessarily some subjectivity in setting the President and Chief Executive Officer's salary, major elements of the compensation package are directly tied to Company performance. In fiscal 1993, the annual base salary of Maynard Jenkins, the Company's President and Chief Executive Officer, was raised from $299,578 to $318,000, an increase determined to be appropriate by the Compensation Committee based on comparable chief executive salaries and improvements in the Company's performance and profitability. However, the target bonus payable to Mr. Jenkins under the Performance Bonus Plan was not raised as a percentage of his base salary for fiscal 1993. Pursuant to the terms of the Performance Bonus Plan, Mr. Jenkins was paid a bonus of $230,701 for fiscal 1993 and an additional bonus of $100,000 pursuant to his employment agreement with the Company. See "Employment Agreement." Mr. Jenkins did not participate in the decisions of the Compensation Committee with respect to the salary paid to him in fiscal 1993.

    The Compensation Committee is in the process of considering any revisions to the Company's executive compensation policy or plans which may be necessary due to provisions of the Omnibus Budget Reconciliation Act of 1993. This legislation amended Section 162 of the Code by limiting to $1,000,000 the deductibility of compensation paid to certain executives. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

    The foregoing report has been furnished by Messrs. Freeman, Godlas, Simmons and Spogli.

                              COMPANY PERFORMANCE

    The following graph shows a comparison of cumulative total returns for the Company, the S&P 500 Stock Index and a Company-constructed Peer Group Index (as defined below) for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company-constructed Peer Group Index includes the following companies: Eagle Hardware & Garden, Inc., Grossman's Inc., Hechinger Company, Home Depot, Inc., Lowe's Companies, Payless Cashways, Inc., and Wolohan Lumber Company. The Company believes that the companies included in the Peer Group Index operate businesses comparable to the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                                    [GRAPH]

                    ASSUMES $100 INVESTED ON MARCH 31, 1993.
                *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

                                              MARCH 31, 1993    JANUARY 30, 1994
                                              --------------    ----------------
Orchard Supply Hardware...................            100                 100
Peer Group Index..........................            100               93.75
Nasdaq Market Index.......................            100              120.70

            PROPOSAL 2 -- APPROVAL OF AN AMENDMENT TO ARTICLE FOURTH
                 OF THE COMPANY'S CERTIFICATE OF INCORPORATION

    On March 4, 1994, the Board adopted a resolution amending, subject to stockholder approval at the 1994 Annual Meeting, Article Fourth of the Company's Certificate of Incorporation to increase the number of shares of capital stock that the Company is authorized to issue from 10,000,000 to 18,000,000 and of Common Stock that the Company is authorized to issue from 8,000,000 to 16,000,000 (the "Amendment"). A copy of Article Fourth, as amended, is attached as Exhibit A to this Proxy Statement. The additional shares of Common Stock would have the same rights and privileges as the shares of Common Stock presently outstanding. As of January 30, 1994, (i) 6,982,981 shares of Common Stock were outstanding, (ii) an aggregate of 424,540 shares of Common Stock were reserved for issuance upon exercise of options granted under various stock option agreements and programs, (iii) an aggregate of 27,221 shares of Common Stock were reserved for issuance pursuant to outstanding Warrants, (iv) an aggregate of 520,000 shares of Common Stock were reserved for issuance pursuant to the Series 1 Preferred Stock and (v) 45,258 shares of Common Stock were authorized, unissued and unreserved.

    The Board adopted a resolution approving, and is seeking stockholder approval of, the Amendment in connection with the issuance and sale of the Convertible Preferred Stock. At the time the Convertible Preferred Stock was issued, the entire 1,280,000 shares of Common Stock required by the conversion feature of the Convertible Preferred Stock was unavailable. The Company therefore issued two series of Convertible Preferred Stock. The Series 1 Preferred Stock is convertible immediately into Common Stock. Because of the lack of sufficient authorized, unissued and unreserved shares of Common Stock, the Series 2 Preferred Stock will not be convertible into Common Stock until the stockholders approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue. See "Security Ownership of Certain Beneficial Owners and Management." If an increase in the Company's authorized shares of Common Stock is not approved by the stockholders by June 15, 1994, the annual cumulative dividend rate on the Series 2 Preferred Stock will increase, retroactive to the original issue date, to 12% per annum (with the additional 6% mandatorily payable in additional shares of Series 2 Preferred Stock), and shall remain at 12% until such increase in authorized shares is approved. FS&Co. has agreed to cause FSEP II to vote in favor of amending the Company's Certificate of Incorporation to increase the authorized shares of Common Stock. The Series 2 Preferred Stock will be convertible upon the same terms and conditions as the Series 1 Preferred Stock after the stockholders approve the increase in the Company's authorized shares of Common Stock.

    In addition, the Board believes it is desirable to have additional authorized shares of Common Stock available for possible future financing transactions, stock dividends or splits and other general corporate purposes. It should be noted that any issuance of additional shares of Common Stock could be disadvantageous to existing stockholders since such issuance might serve to dilute their percentage interest in the Company. Holders of Common Stock do not have preemptive rights to purchase any additional shares of Common Stock which may be issued. The Company would not be required to obtain stockholder approval to issue authorized but unissued shares of Common Stock, unless required to do so by applicable law or the rules of the Nasdaq National Market, upon which the Company's Common Stock is currently traded, or any stock exchange upon which the Company's shares may be listed.

    It should also be noted that the authorized but unissued shares of Common Stock, if issued, could be used by incumbent management to make more difficult, and thereby discourage, an attempt to acquire control of the Company even though stockholders of the Company may deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the Board in opposing a hostile takeover bid. The issuance of the new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove Directors, replace incumbent Directors, accomplish certain business combinations or alter, amend or repeal provisions of the Company's Certificate of Incorporation. To the extent that it impedes any such attempts, the issuance of shares following the Amendment may serve to perpetuate existing management.

    The Amendment does not alter the Company's present ability to issue up to 2,000,000 shares of preferred stock in such series with such special rights
(including voting rights), preferences, restrictions, qualifications, and limitations as the Board may designate. As of the date hereof, 800,000 shares of Convertible Preferred Stock have been issued. The Company would not be required to obtain stockholder approval to issue the remaining 1,200,000 authorized but unissued shares of preferred stock, unless required to do so by applicable law or the rules of the Nasdaq National Market or any stock exchange upon which the Company's shares may be listed. The Board could use its authority to make such designations and to issue preferred stock in a manner that would create impediments or to otherwise discourage persons in attempting to gain control of the Company.

    The affirmative votes of a majority of the outstanding shares of Common Stock are required for approval of the Amendment. If the proposed Amendment is approved by the stockholders, the Company intends to promptly effect the Amendment by filing an appropriate amendment to the Certificate of Incorporation with the State of Delaware.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY.

                PROPOSAL 3 -- ADOPTION OF 1993 STOCK OPTION PLAN

    On November 19, 1993, the Board approved, subject to stockholder approval, the adoption of the 1993 Stock Option Plan (the "1993 Plan"). The Board recommends that the stockholders vote to approve the 1993 Plan for the reasons indicated below.

    The purpose of the 1993 Plan and of granting options to specified persons is to further the growth, development and financial success of the Company and its directly or indirectly owned subsidiaries (individually, a "Subsidiary," and collectively, the "Subsidiaries"), by providing stock-based incentives to certain officers and key employees. By offering officers and key employees the opportunity to acquire shares of the Company's Common Stock, the Company can expand management's stake in the long term development, performance and financial success of the Company. In this way, the Company can directly link the interests of management to maximizing stockholder value. In the opinion of the Compensation Committee and of the Board, it is in the best interests of the Company and its stockholders to provide, through the 1993 Plan, an incentive compensation program designed to enable the Company to attract, retain, and reward key employees.

    The following is a brief summary of the material features of the 1993 Plan and is qualified in its entirety by express reference to the 1993 Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

SUMMARY OF THE 1993 PLAN

    Under the 1993 Plan, officers and key employees of the Company or its Subsidiaries may be granted options to purchase shares of Common Stock of the Company. The 1993 Plan permits the granting of both options that qualify for treatment as incentive stock options ("Incentive Stock Options") under Section 422 of the Code, and options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options").

    ELIGIBILITY. The persons who shall be eligible to receive grants of options under the 1993 Plan shall be, at the time of the grant, the officers and key employees of the Company and its Subsidiaries, including those Directors of the Company and the Subsidiaries who are also officers and key employees. Notwithstanding the foregoing, only officers and key employees who do not own capital stock possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary shall be eligible to receive grants of options. Such option grants under the 1993 Plan may include an Incentive Stock Option, Nonqualified Stock Option, or any combination thereof. Any individual optionee may receive grants of options up to the maximum number of shares of Common Stock in respect of which options may be granted under the 1993 Plan. See "Shares Subject to the 1993 Plan" below.

    ADMINISTRATION. The 1993 Plan shall be administered by the Compensation Committee established by the Board, which has the power to construe and interpret the provisions of the 1993 Plan and any option granted thereunder. The Compensation Committee shall be constituted so as to permit the 1993 Plan to comply with the provisions of Rule 16b-3 ("Rule 16b-3") under the Exchange Act. No member of the Compensation Committee shall be liable for any action or determination made in good faith with respect to the 1993 Plan or any option granted under it.

    SHARES SUBJECT TO THE 1993 PLAN. The number of shares of Common Stock in respect of which options may be granted under the 1993 Plan shall not initially exceed 350,000 shares. This amount shall increase by 1% of the total issued and outstanding shares of Common Stock on the first day of each subsequent calendar year commencing January 1, 1995. Amounts are subject to adjustment upon certain changes in the Company's capitalization or structure. Upon the expiration or termination, in whole or in part, for any reason of an outstanding option or any portion thereof which shall not have vested or shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional options under the 1993 Plan.

    Incentive Stock Options covering 95,000 shares of Common Stock were granted (subject to stockholder approval) on November 19, 1993 under the 1993 Plan to a total of 108 employees of the Company. On the date of the grants, the average closing price of the Company's Common Stock for the five previous trading days as reported by the Nasdaq National Market was $17.10 per share. As of February 28, 1994 the closing price of the Company's Common Stock as reported by the Nasdaq National Market was $15.00 per share. The table below provides a summary of the options granted under the 1993 Plan to (i) the President and Chief
Executive Officer and  four other  most highly  compensated executive  officers,
(ii) all executive officers as a group, (iii) all non-executive officer Directors as a group and (iv) all non-executive officer employees as a group.

                         1993 PLAN STOCK OPTION GRANTS

                                                                                                       MARKET VALUE
                                                                                                      OF UNDERLYING
                                                                                         AGGREGATE   COMMON STOCK AS
                                                      OPTIONS      OPTION                 EXERCISE   OF FEBRUARY 28,
                                                      GRANTED      PRICE     EXPIRATION    PRICE           1994
                 NAME AND POSITION                      (#)        ($/SH)       DATE        ($)            ($)
- ---------------------------------------------------  ----------  ----------  ----------  ----------  ----------------
Maynard Jenkins....................................      7,500       17.10    11/19/03      128,250        112,500
  President and Chief Executive Officer
Brad R. Tukey......................................      5,500       17.10    11/19/03       94,050         82,500
  Executive Vice President
Stephen M. Hilberg.................................      4,500       17.10    11/19/03       76,950         67,500
  Vice President-Finance and
   Chief Financial Officer
Robert A. Lewis....................................      3,000       17.10    11/19/03       51,300         45,000
  Vice President-Purchasing and
   General Merchandise Manager
Joseph A. DiRocco..................................      3,000       17.10    11/19/03       51,300         45,000
  Vice President-Marketing
Executive Officers as a Group......................     33,500       17.10    11/19/03      572,850        502,500
Non-Executive Officer Directors as a Group.........      --          --          --          --             --
Non-Executive Officer Employees as a Group.........     61,500       17.10    11/19/03    1,051,650        922,500

    OPTION PRICE AND VESTING OF OPTIONS. The purchase price per share (the "Option Price") of the shares of Common Stock underlying each option and vesting schedule for each option shall be determined by the Compensation Committee.

    SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of the Company and its Subsidiaries exceeds $100,000, or such other limit as may be required by the Code, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. In no event shall the Option Price of the shares underlying each Incentive Stock Option be less than the fair market value of such shares at the time the Incentive Stock Option is granted. The fair market value of such shares shall be determined in good faith by the Compensation Committee.

    EXERCISE OF OPTIONS. Options granted under the 1993 Plan may be exercised, to the extent vested, by the optionee by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Compensation Committee may approve from time to time, including, without limitation and in the sole discretion of the Compensation Committee, the assignment and transfer by the optionee to the Company of outstanding shares of Common Stock theretofore held by the optionee in a manner intended to comply with the provisions of Rule 16b-3. Options may only be exercised by the optionee or, in the event of death of the optionee, by the person or persons (including the deceased optionee's estate) to whom the deceased optionee's rights under such option shall have passed by will or the laws of descent and distribution. Notwithstanding the foregoing in the immediately preceding sentence, in the event of disability (within the meaning of Section 22(e)(3) of the Code) of an optionee, a designee, or if the optionee has no designee, the legal representative, of such optionee may exercise the option on behalf of such optionee (provided such option would have been exercisable by such optionee) until the right to exercise such option expires, as set forth in each particular Option Agreement (defined below). No option granted to a person subject to Section 16 of the Exchange Act shall be exercisable during the first six months after the date such option is granted.

    NONTRANSFERABILITY. An option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and, except in instances involving death or disability, may be exercised during the lifetime of the optionee only by such optionee.

    ADJUSTMENTS UPON CAPITALIZATION AND CORPORATE CHANGES. If the outstanding shares of the Common Stock of the Company are changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization or reclassification, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or like capital adjustment, or if the Company makes a distribution in partial liquidation or any other comparable extraordinary distribution with respect to its Common Stock, an appropriate adjustment shall be made by the Compensation Committee in the number, kind or Option Price of shares as to which options may thereafter be granted. An adjustment shall likewise be made in the number, kind or Option Price of shares covered by unexercised outstanding options.

    OPTION AGREEMENT. Each option granted under the 1993 Plan shall be evidenced by a written stock option agreement ("Option Agreement") executed by the Company and the optionee which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein; and (b) may contain such other terms and conditions as the Compensation Committee deems desirable and which are not inconsistent with the 1993 Plan.

    TERMINATION OF OPTIONS.

    (a) Each option granted under the 1993 Plan shall set forth a termination date thereof, which shall be not later than 10 years from the date such option is granted subject to earlier termination or forfeiture as set forth in "Termination of Employment" below, in subsection (b) below, or as otherwise set forth in each particular Option Agreement.

    (b) Upon the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, or upon any reorganization, merger or consolidation in which the Company does not survive, or upon any reorganization, merger or consolidation in which the Company does survive and the

Company's stockholders have the opportunity to receive cash, securities of another corporation or other property in exchange for their capital stock of the Company, the 1993 Plan and each outstanding option granted under the 1993 Plan shall terminate; provided that in such event (i) each optionee who is not tendered an option by the surviving corporation in accordance with all of the terms of clause (ii) immediately below or who does not accept any such substituted option which is so tendered, shall have the right until 10 days before the effective date of such dissolution, liquidation, reorganization, merger or consolidation to exercise, in whole or in part, any unexpired option or options issued to the optionee to the extent that said option is then vested and exercisable pursuant to the provisions of said option or options and of the exercise provisions of the 1993 Plan; or (ii) in its sole and absolute discretion, the surviving corporation in any reorganization, merger or consolidation may, but shall not be so obligated to, tender to any optionee an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any option granted under the 1993 Plan then outstanding and, if accepted by such optionee, such new option shall replace the option granted under the 1993 Plan.

    EFFECTIVENESS AND TERMINATION OF PLAN. Notwithstanding any provision of the 1993 Plan or in any Option Agreement, no option granted under the 1993 Plan shall be exercisable prior to stockholder approval of the 1993 Plan. The 1993 Plan shall terminate at the earliest of the time when all shares of Common Stock which may be issued hereunder have been so issued, or at such time as set forth in "Termination of Options" above; provided, however, that the Board may in its sole discretion terminate the 1993 Plan at any other time. Unless earlier terminated by the Board, the 1993 Plan shall terminate on November 19, 2003.

    AMENDMENT OF 1993 PLAN. The Compensation Committee may make such amendments to the 1993 Plan as it shall deem advisable. However, to the extent restricted by Rule 16b-3, the Compensation Committee may not, without approval of the stockholders, make any amendment that would (a) increase the aggregate number of shares of Common Stock that may be issued under the 1993 Plan, (b) materially modify the requirements as to eligibility for participation in the 1993 Plan or
(c) materially increase the benefits accruing to optionees under the 1993 Plan.

    TERMINATION OF EMPLOYMENT. The terms and conditions under which an option may be exercised after an optionee's termination of employment shall be determined by the Compensation Committee and shall be specified in the Option Agreement, except that in the event an optionee's employment with the Company or a Subsidiary terminates for any reason within six months of the date of grant of any option held by the optionee, the option shall expire as of the date of such termination of employment and the optionee and the optionee's designee, legal representative or beneficiary shall forfeit any and all rights pertaining to such option. The conditions under which such post-termination exercises shall be permitted with respect to Incentive Stock Options shall be determined in accordance with the provisions of Section 422 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

    Based on current provisions of the Code, and the existing regulations thereunder, the anticipated federal income tax consequences with respect to options granted under the 1993 Plan are as described below.

    INCENTIVE STOCK OPTIONS. No taxable income will be recognized by an optionee upon the grant or exercise of any Incentive Stock Option. Additionally, the Company will not be entitled to any income tax deduction as the result of the grant or exercise of an Incentive Stock Option.

    Any gain or loss resulting from the subsequent sale of Common Stock acquired upon exercise of an Incentive Stock Option will be long term capital gain or loss if such sale is made after two years from the date of the grant of the option and after one year from the transfer of such stock to the optionee upon exercise, so long as the optionee is an employee of the Company from the date of grant until three months before the date of exercise. In the event of the optionee's death or disability prior to exercise of an Incentive Stock Option, special rules apply in determining whether gain or loss upon sale of the stock acquired upon exercise of such option will be taxable as long term capital gain or loss.

    If the subsequent sale of stock is made prior to the expiration of such two-year and one-year periods, the optionee will recognize ordinary income in the year of sale in an amount equal to the difference between the aggregate Option Price (the "Aggregate Option Price") of the Common Stock and the fair market value of the Common Stock on the date of exercise, provided that if such sale is a transaction in which a loss (if sustained) would have been recognized by the optionee, the amount of ordinary income recognized by the optionee will not exceed the excess (if any) of the amount realized on the sale over the Aggregate Option Price. The Company will then be entitled to an income tax deduction of like amount. Any excess gain recognized by the optionee upon such sale would then be taxable as capital gain, either long term or short term depending upon whether the Common Stock had been held for more than one year prior to sale.

    If the sale of Common Stock received upon exercise of an option qualifies for long term capital gain treatment, any gain from such a sale would be taxed at the current maximum federal income tax rate of 28% and ordinary income is currently taxed at a maximum federal income tax rate of 39.6%. The amount by which the fair market value of Common Stock purchased upon exercise of an Incentive Stock Option exceeds the Aggregate Option Price of such stock constitutes an item of tax preference that could then be subject to the alternative minimum tax in the year that the option is exercised.

    NONQUALIFIED STOCK OPTIONS. Generally, at the time of the grant of a Nonqualified Stock Option, no taxable income will be recognized by the optionee and the Company will not be entitled to a deduction. Upon the exercise of such an option, the optionee generally will recognize taxable income, and the Company will then be entitled to a deduction, in the amount by which the then fair market value of the shares of Common Stock issued to such optionee exceeds the Aggregate Option Price. However, if a sale of Common Stock received upon exercise of such option would subject the optionee to suit under Section 16(b) of the Exchange Act, the optionee will not recognize income (and the Company will not be entitled to a deduction) at the time such option is exercised unless the optionee makes an election to recognize income at that time. If such election is not made, the optionee will recognize income and the Company will be entitled to a deduction at the time when Section 16(b) of the Exchange Act would no longer apply to such sale.

    Income recognized by the optionee upon exercise of a Nonqualified Stock Option will be taxed as ordinary income. Such income constitutes "wages" with respect to which the Company is required to deduct and withhold federal and state income tax. Pursuant to the 1993 Plan, the exercise of each Nonqualified Stock Option shall be subject to the Company's determination that all withholding taxes and liabilities relating to the option have been satisfied.

    Upon the subsequent disposition of shares of Common Stock acquired upon the exercise of a Nonqualified Stock Option, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of such shares at the time of exercise. If such shares have been held for more than one year at the time of such disposition the capital gain or loss will be long term.

    EXERCISING OPTIONS WITH SHARES OF COMMON STOCK. To the extent an optionee pays all or part of the Option Price by tendering shares of Common Stock owned by the optionee, the tax consequences described above generally would apply. However, the number of shares received (upon exercise) equal to the number of shares surrendered in payment of the Aggregate Option Price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized and any cash paid on such exercise and a holding period which commences on the date of exercise.

    Under proposed Treasury regulations, if an optionee exercises an option by tendering shares previously acquired on the exercise of an Incentive Stock Option, a disqualifying disposition will occur if the applicable holding period requirements have not been satisfied with respect to the surrendered stock. The consequence of such a disqualifying disposition is that the optionee may recognize ordinary income at that time.

    ACCELERATION OF STOCK OPTIONS UPON TRANSFER OF CONTROL. Pursuant to the 1993 Plan, the exercisability of Nonqualified Stock Options and Incentive Stock Options may be accelerated. Such acceleration will likely be determined to be, in whole or in part, a "parachute payment" for federal income tax purposes if it arises from any events connected with a change of control of the Company. If the present value of all of the optionee's parachute payments exceeds three times the optionee's average annual compensation for the past five years, the optionee will be subject to a special excise tax of 20% on the "excess parachute payment." Such tax will be applied to the amount of such parachute payment which is in excess of the greater of such average annual compensation of the optionee or an amount which the optionee establishes as reasonable compensation. In addition, the Company will not be allowed a deduction for such "excess parachute payment."

    Upon exercise, options granted to a "covered employee" with an Option Price equal to or greater than the fair market value of the Common Stock at the time of grant should not be subject to the $1.0 million deduction cap for compensation paid to certain executives of publicly held corporations such as the Company. The 1993 Plan should satisfy the rules governing exemption from the deduction cap for "performance based" compensation once stockholders of the Company approve the 1993 Plan as (1) stockholders should have received adequate disclosure of the terms of the 1993 Plan in this Proxy Statement and (2) the 1993 Plan has been approved by a compensation committee consisting solely of two or more Outside Directors of the Company.

    Upon exercise, options granted to a covered employee with an Option Price less than the fair market value of the Common Stock at the time of grant would be subject to the $1.0 million deduction cap for the Company. A "covered employee" is an optionee who, on the last day of the taxable year of the Company, is the Chief Executive Officer or one of the four other most highly compensated executive officers for proxy disclosure purposes. An "Outside Director" is a Director who is not (1) a current employee of the Company or related entity, (2) a former employee who is receiving compensation for prior services, (3) a former officer or (4) receiving compensation from the Company for personal services other than regular Directors' compensation.

    The foregoing summary of the effects of federal income taxation upon optionees and the Company with respect to shares of Common Stock issued under the 1993 Plan does not purport to be complete and reference is made to the applicable provisions of the Code.

    At the 1994 Annual Meeting, stockholders will be asked to approve the adoption of the 1993 Plan. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common Stock present or represented and entitled to vote at the 1994 Annual Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE 1993 STOCK OPTION PLAN.

                PROPOSAL 4 -- RATIFICATION OF THE APPOINTMENT OF
                ARTHUR ANDERSEN & CO. AS INDEPENDENT ACCOUNTANTS

    The Audit Committee of the Board has selected Arthur Andersen & Co. as independent public accountants to audit the consolidated financial statements of the Company and its consolidated subsidiaries for the year ending January 29, 1995. Arthur Andersen & Co. has audited the Company's financial statements annually since 1986. A member of that firm is expected to be present at the 1994 Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions. If the stockholders do not ratify the selection of Arthur Andersen & Co., if it should decline to act or otherwise become incapable of acting, or if its employment is discontinued, the Audit Committee will appoint independent public accountants for the fiscal year ending January 29, 1995. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 29, 1995.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's Directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities

(collectively, "Insiders"), to file reports of ownership and changes in ownership with the Commission. Insiders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5s were required for those persons, the Company believes that its Insiders complied with all applicable Section 16(a) filing requirements for fiscal 1993.

                                 OTHER BUSINESS

    The Company is not aware of any other business to be presented at the 1994 Annual Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    Any stockholder who wishes to present a proposal for action at the 1995 Annual Meeting and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than December 14, 1994 in such form as required under the rules and regulations promulgated by the Commission.

                                 ANNUAL REPORTS

    A copy of the 1994 Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K) is being mailed to each stockholder of record together with this Proxy Statement. The Company has also filed with the Commission its Annual Report on Form 10-K for the fiscal year ended January 30, 1994. This Report contains information concerning the Company and its operations. A COPY OF THIS REPORT WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO Kris McMullen at 6450 Via Del Oro, San Jose, California 95119. Such reports are not a part of the Company's soliciting material.

                            PROXIES AND SOLICITATION

    Proxies for the 1994 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, officers and regular employees of the Company personally or by telephone. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to principals and obtaining their proxies (plus paying fees of up to $5,000 to Chemical Bank for soliciting such proxies from brokers and other persons holding stock in their names or in the names of nominees).

    All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

                                          By Order of the Board of Directors

                                          MICHAEL SEDA
                                          SECRETARY
San Jose, California
April 13, 1994

                                   EXHIBIT A
                             AMENDED ARTICLE FOURTH
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                   ORCHARD SUPPLY HARDWARE STORES CORPORATION

    Fourth: The total number of shares of stock which the Corporation shall have authority to issue is eighteen million (18,000,000), consisting of sixteen million (16,000,000) shares of common stock, $.01 par value per share, and two million (2,000,000) shares of preferred stock, $.01 par value per share. All capital stock of the Corporation will be fully paid and nonassessable.

    Each holder of shares of common stock shall be entitled to one vote for each share of common stock held by such holder at the record date for the determination of the stockholders entitled to vote on any matter coming to a vote before the stockholders or, if no such record date is established, at the date such vote is taken.

    The Board of Directors is expressly authorized, at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares of preferred stock adopted by the Board of Directors.

                                   EXHIBIT B
                   ORCHARD SUPPLY HARDWARE STORES CORPORATION
                             1993 STOCK OPTION PLAN

    SECTION 1. DESCRIPTION OF PLAN. This is the 1993 Stock Option Plan, dated November 19, 1993 (the "Plan"), of Orchard Supply Hardware Stores Corporation, a Delaware corporation (the "Company"). Under the Plan, officers and key employees of the Company or any of the directly or indirectly owned subsidiaries of the Company (individually, a "Subsidiary," and collectively, the "Subsidiaries"), to be selected as set forth below, may be granted options ("Options") to purchase shares of the common stock of the Company ("Common Stock"). The Plan permits the granting of both Options that qualify for treatment as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options").

    SECTION 2. PURPOSE OF PLAN. The purpose of the Plan and of granting Options to specified persons is to further the growth, development and financial success of the Company and its Subsidiaries by providing additional incentives to certain officers and key employees. By assisting such persons in acquiring shares of the Company's Common Stock, the Company can ensure that such persons will themselves benefit directly from the Company's and the Subsidiaries' growth, development and financial success.

    SECTION 3. ELIGIBILITY. The persons who shall be eligible to receive grants of Options under the Plan shall be, at the time of the grant, the officers and key employees of the Company and the Subsidiaries, including those Directors of the Company and the Subsidiaries who are also officers and key employees. Notwithstanding the foregoing in this Section 3, only officers and key employees who do not own capital stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary shall be eligible to receive grants of Options. A person who holds an Option is herein referred to as a "Participant." More than one Option may be granted to any Participant, grants of Options may be made on more than one occasion to any Participant and any individual Participant may receive grants of Options up to the maximum number of shares of Common Stock in respect of which Options may be granted under Section 5 hereof. Such grants of Options under the Plan may include an Incentive Stock Option, Nonqualified Stock Option, or any combination thereof. Notwithstanding the foregoing, the Board of Directors of the Company (the "Board") may at any time or from time to time designate one or more Directors as ineligible for selection as a Participant under the Plan for any period or periods of time. The designation by the Board of a Director as ineligible for selection as a Participant under the Plan shall not affect Options previously granted to such Director under the Plan.

    SECTION 4. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") established by the Board and composed of not less than two (2) members of the Board, none of whom shall be eligible for selection as Participants under the Plan. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all the members of the Committee shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting. The Committee is authorized and empowered to administer the Plan and, subject to the Plan (a) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each Participant, to specify the terms of the Options and whether such Options shall be Incentive Stock Options or Nonqualified Stock Options, and in general to grant Options; (b) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with the Plan, which terms and conditions need not be identical as to the various Options granted;
(c) to interpret the Plan; (d) to prescribe, amend and rescind rules relating to the Plan; (e) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (f) to determine the rights and obligations of Participants under the Plan; (g) to specify the Option Price (as hereinafter defined); (h) to accelerate the time during which an Option may be exercised, including, but not limited to, upon a change of control of the Company, and to otherwise accelerate the time during which an Option may be exercised, in each case notwithstanding the provisions in the Option Agreement (as defined in Section 13) stating the time during which it may be exercised; and (i) to make all other determinations deemed necessary or advisable for the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final, conclusive and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

    SECTION 5. SHARES SUBJECT TO THE PLAN. The number of shares of Common Stock in respect of which Options may be granted under the Plan shall not initially exceed 350,000 shares. This amount shall increase by one percent (1%) of the total issued and outstanding shares of Common Stock on the first day of each subsequent calendar year commencing January 1, 1995. All of the amounts stated in this Section 5 are subject to adjustment as provided in Section 12 hereof. Upon the expiration or termination, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have vested or shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan.

    SECTION 6. OPTION PRICE. The purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be determined by the Committee, and shall be subject to adjustment as provided in Section 12 hereof.

    SECTION 7. RESTRICTIONS ON GRANTS; VESTING OF OPTIONS. Notwithstanding any other provisions set forth herein or in any Option Agreement, no Options may be granted under the Plan subsequent to ten (10) years from November 19, 1993. All Options granted pursuant to the Plan shall be granted pursuant to Option Agreements, as described in Section 13 hereof. Vesting shall be determined by the Committee.

    SECTION 8. SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which
Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all incentive stock option plans of the Company and its Subsidiaries exceeds $100,000, or such other limit as may be required by the Code, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. In no event shall the Option Price of the shares underlying each Incentive Stock Option be less than the fair market value of such shares at the time the Incentive Stock Option is granted. The fair market value of such shares shall be determined in good faith by the Committee.

    SECTION 9. EXERCISE OF OPTIONS. Once vested, an Option may be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Committee may approve from time to time, including, without limitation and in the sole discretion of the Committee, the assignment and transfer by the Participant to the Company of outstanding shares of Common Stock theretofore held by the Participant in a manner intended to comply with the provisions of Rule 16b-3. In connection with such assignment and transfer, the Company shall have the right to deduct any fractional shares to be paid to the Participant. Once vested, an Option may only be exercised by the Participant or in the event of death of the Participant, by the person or persons (including the deceased Participant's estate) to whom the deceased Participant's rights under such Option shall have passed by will or the laws of descent and distribution. Notwithstanding the foregoing in the immediately preceding sentence, in the event of disability (within the meaning of Section 22(e)(3) of the Code) of a Participant, a designee, or if the Participant has no designee, the legal representative, of such Participant may exercise the Option on behalf of such Participant (provided such Option would have been exercisable by such Participant) until the right to exercise such Option expires, as set forth in each particular Option Agreement. No Option granted to a person subject to
Section 16 of the Exchange Act shall be exercisable during the first six (6) months after the date such Option is granted.

    SECTION 10. ISSUANCE OF COMMON STOCK. The Company's obligation to issue shares of its Common Stock upon exercise of an Option is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares under any state or federal law or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by the Participant (or the Participant's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or the Participant's legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing of such shares; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The Company, during the term of the Plan, will at all times reserve and keep available, and will use its reasonable efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

    SECTION 11. NONTRANSFERABILITY. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by such Participant, subject to the provisions of Section 9 hereof.

    SECTION 12. ADJUSTMENTS UPON CAPITALIZATION AND CORPORATE CHANGES. Subject to Section 15(b) hereof, if the outstanding shares of the Common Stock of the Company are changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization or reclassification, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or like capital adjustment, or if the Company makes a distribution in partial liquidation or any other comparable extraordinary distribution with respect to its Common Stock, an appropriate adjustment shall be made by the Committee in the number, kind or Option Price of shares as to which Options may be granted. A corresponding adjustment shall likewise be made in the number, kind or Option Price of shares with respect to which unexercised Options have theretofore been granted. Any such adjustment in an outstanding Option, however, shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option. In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Committee shall be final, conclusive and binding. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

    SECTION 13. OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written stock option agreement ("Option Agreement") executed by the Company and the Participant which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein; and (b) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

    SECTION 14. RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to the Participant for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 12 hereof.

    SECTION 15.  TERMINATION OF OPTIONS.

    (a) Each Option granted under the Plan shall set forth a termination date thereof, which shall be not later than ten (10) years from the date such Option is granted subject to earlier termination or forfeiture as set forth in Section 27 hereof, Section 15(b) below, or as otherwise set forth in each particular Option Agreement.

    (b) Upon the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, or upon any reorganization, merger or consolidation in which the Company does not survive, or upon any reorganization, merger or consolidation in which the Company does survive and the Company's stockholders have the opportunity to receive cash, securities of another corporation or other property in exchange for their capital stock of the Company, the Plan and each outstanding Option shall terminate; provided that in such event (i) each Participant who is not tendered an option by the surviving corporation in accordance with all of the terms of clause (ii) immediately below or who does not accept any such substituted option which is so tendered, shall have the right until ten (10) days before the effective date of such dissolution, liquidation, reorganization, merger or consolidation to exercise, in whole or in part, any unexpired Option or Options issued to the Participant to the extent that said Option is then vested and exercisable pursuant to the provisions of said Option or Options and of Section 9 of the Plan; or (ii) in its sole and absolute discretion, the surviving corporation in any reorganization, merger or consolidation may, but shall not be so obligated to, tender to any Participant an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any Option then outstanding under the Plan and, if accepted by such Participant, such new option shall replace the Option under the Plan.

    SECTION 16. WITHHOLDING OF TAXES. The Company, or a Subsidiary, as the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, or the sale of Common Stock issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiary's) concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company (or such Subsidiary) by the Participant of the required withholding tax, as the Committee may determine. The Company may permit the Participant to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their fair market value on the date of surrender or withholding of such shares) in satisfaction of the Company's withholding obligation, subject to such restrictions as the Committee deems necessary to satisfy the requirements of Rule 16b-3. However, no fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid, by the Company. The Company shall have the right to deduct fractional shares to be paid to the Participant as a result of such surrender or withholding of shares.

    SECTION 17. EFFECTIVENESS AND TERMINATION OF PLAN. The Plan shall be effective on the date on which it is adopted by the Board, provided the Plan is approved by the stockholders of the Company within twelve (12) months of November 19, 1993 and on or prior to the date of the first annual meeting of stockholders of the Company held subsequent to the acquisition of an equity security by a Participant hereunder for which exemption is claimed under Rule 16b-3. Notwithstanding any provision of the Plan or in any Option Agreement, no Option shall be exercisable prior to such stockholder approval. The Plan shall terminate at the earliest of the time when all shares of Common Stock which may be issued hereunder have been so issued, or at such time as set forth in Section 15(b) hereof; provided, however, that the Board may in its sole discretion terminate the Plan at any other time. Unless earlier terminated by the Board, the Plan shall terminate on November 19, 2003. Subject to Section 15(b) hereof, no such termination shall in any way affect any Option then outstanding.

    SECTION 18. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

    SECTION 19. AMENDMENT OF PLAN. The Committee may make such amendments to the Plan as it shall deem advisable. However, to the extent restricted by Rule 16b-3, the Committee may not, without approval of the stockholders, make any amendment that would (a) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 12 hereof), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Participants under the Plan.

    SECTION 20. TRANSFERS AND LEAVES OF ABSENCE. For purposes of the Plan, (a) a transfer of a Participant's employment, without an intervening period, between the Company and a Subsidiary shall not be deemed a termination of employment and
(b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company (or a Subsidiary, whichever is applicable) during such leave of absence.

    SECTION 21.  NO OBLIGATION  TO EXERCISE OPTION.   The granting of an  Option
shall impose no obligation on the Participant to exercise such Option.

    SECTION 22. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors, the members of the Board or Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding such Board or Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same.

    SECTION 23. GOVERNING LAW. The Plan and any Option granted pursuant to the Plan shall be construed under and governed by the laws of the State of California without regard to conflict of law provisions thereof except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

    SECTION 24. FINANCIAL INFORMATION. The Company shall provide Participants whose duties in connection with the Company would not assure access to financial information of the Company with annual financial information pertaining to the Company subject to the ability of the Company to exclude line items, such as research and development expenses, that the Committee determines the disclosure of which to third parties may have material adverse consequences to the Company.

    SECTION 25. NOT AN EMPLOYMENT AGREEMENT. Nothing contained in the Plan or in any Option Agreement shall confer, intend to confer or imply any rights of employment or rights to continued employment by the Company or any Subsidiary in favor of any Participant or limit the ability of the Company or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of any Participant, subject to the terms of any written employment agreement to which a Participant is a party.

    SECTION 26. RULE 16B-3. It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such grant would disqualify the Plan or such grant under, or would not otherwise comply with, Rule 16b-3, such provision or grant shall be construed or deemed amended to conform to Rule 16b-3.

    SECTION 27. TERMINATION OF EMPLOYMENT. The terms and conditions under which an Option may be exercised after a Participant's termination of employment shall be determined by the Committee and shall be specified in the Option Agreement, except that in the event a Participant's employment with the Company or a Subsidiary terminates for any reason within six (6) months of the date of grant of any Option held by the Participant, the Option shall expire as of the date of such termination of employment and the Participant and the Participant's designee, legal representative or beneficiary shall forfeit any and all rights pertaining to such Option. The conditions under which such post-termination exercises shall be permitted with respect to Incentive Stock Options shall be determined in accordance with the provisions of Section 422 of the Code.

COMMON STOCK                       PROXY                      BOARD OF DIRECTORS

                 ORCHARD SUPPLY HARDWARE STORES CORPORATION

The undersigned hereby appoints Maynard Jenkins or Stephen M. Hilberg, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution to vote all shares of the Common Stock, $.01 par value per share ("Common Stock"), of ORCHARD SUPPLY HARDWARE STORES CORPORATION, which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of ORCHARD SUPPLY HARDWARE STORES CORPORATION, to be held at 2:00 P.M., Pacific Time, on May 20, 1994 at The Fairmont Hotel, 170 South Market Street, San Jose, California and any and all adjournments thereof, on the proposals set forth below and any other matters properly brought before the Meeting.

                                                                See Reverse Side

/X/ PLEASE MARK YOUR CHOICES LIKE THIS

THE DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND APPROVAL OF PROPOSALS 2, 3 AND 4.

- -------------
   COMMON

FOR all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY to vote for all nominees

1.  ELECTION OF DIRECTORS

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below):

Bradford M. Freeman
Maynard Jenkins
William E. Walsh
Morton Godlas
J. Frederick Simmons
William M. Wardlaw
Stephen M. Hilberg
Ronald P. Spogli

FOR AGAINST ABSTAIN
2. Proposal to approve the amendment to Article Fourth of the Certificate of Incorporation of the Company.

3.  Proposal to approve the Company's 1993 Stock Option Plan.

4. Proposal to ratify the appointment of Arthur Andersen & Co. as the Company's independent auditors for the fiscal year ending January 29, 1995.

5.  Such other matters as may properly come before the Meeting.

     Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR approval of Proposals 2, 3 and 4; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

     All Proxies to vote at said Meeting or any adjournment heretofore given by the undersigned are hereby revoked. Receipt of Notice of Annual Meeting and Proxy Statement dated April 13, 1994, is hereby acknowledged.

     Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. This Proxy is solicited on behalf of the Board of Directors of ORCHARD SUPPLY HARDWARE STORES CORPORATION.

Signature(s)                                              Date            , 1994
             --------------------------------------------      -----------

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title.